UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2011, Colfax Corporation (the “Company”) entered into Amendment No. 1 to its Credit Agreement among the Company, certain subsidiaries of the Company identified therein, the agent identified therein and the lenders identified therein (the “Amendment”).  The Amendment revised the Company’s Credit Agreement dated May 13, 2008 (the “Credit Agreement”) to, among other items, provide that letters of credit issued under the letter of credit sub-facility may be extended beyond one year in certain circumstances, to provide that the Company may now borrow in Euro, Sterling or U.S. dollars, and to amend the terms of certain customary covenants under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The terms of the Credit Agreement were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2008, under the sub-caption “Credit Facility”.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1
Amendment No. 1 to the Credit Agreement among the Company, certain subsidiaries of the Company identified therein, the agent identified therein and the lenders identified therein, dated February 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: February 17, 2011	By:	/s/ C. SCOTT BRANNAN
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1
Amendment No. 1 to the Credit Agreement among the Company, certain subsidiaries of the Company identified therein, the agent identified therein and the lenders identified therein, dated February 14, 2011